UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2010

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2010, Accuride Corporation (the “Company”) completed its previously announced offering of $310.0 million aggregate principal amount of 9.5% first priority senior secured notes (the “Notes”) and entered into a new ABL Facility (as defined below). The Company used the net proceeds from the offering of the Notes, $15.0 million of borrowings under the ABL Facility and cash on hand to refinance its existing senior credit facility and to pay related fees and expenses (the “Refinancing”).

The ABL Facility

In connection with the Refinancing, the Company entered into the ABL Credit Agreement, dated July 29, 2010 (the “ABL Facility”), by and among the Company, its domestic subsidiaries, as co-borrowers (the “Co-Borrowers,” and together with the Company, the “Borrowers”), the lenders party thereto in their capacities as lenders thereunder, Deutsche Bank Trust Company Americas, SunTrust Bank and Wells Fargo Capital Finance, LLC, as co-collateral agents, SunTrust Bank and Wells Fargo Capital Finance, LLC, as co-documentation agents, and Deutsche Bank Trust Company Americas, as administrative agent (the “Administrative Agent”) and security agent (the “Security Agent”).

The ABL Facility is a senior secured asset based revolving credit facility in an aggregate principal amount of up to $75.0 million, with the right, subject to certain conditions, to increase the availability under the facility by up to $25.0 million in the aggregate (for total aggregate availability of $100.0 million). The ABL Facility matures on July 29, 2014 and provides for loans and letters of credit in an amount up to the aggregate availability under the facility, subject to meeting certain borrowing base conditions, with sub-limits of up to $10.0 million for swingline loans and $25.0 million for letters of credit.  At the Company’s option, loans under the ABL Facility bear interest at an annual rate equal to (i) LIBOR plus 3.50% or (ii) Base Rate plus 2.50%, subject to stepdowns based on the Company’s leverage ratio.

The Company must also pay a commitment fee equal to 0.50% per annum to the lenders under the ABL Facility if utilization under the facility exceeds 50.0% of the total commitments under the facility and a commitment fee equal to 0.75% per annum if utilization under the facility is less than or equal to 50.0% of the total commitments under the facility. Customary letter of credit fees are also payable, as necessary.

The obligations under the ABL Facility are secured by (i) first-priority liens on substantially all of the Company’s and the Co-Borrowers’ accounts receivable and inventories, subject to certain exceptions and permitted liens (the “ABL Priority Collateral”) and (ii) second-priority liens on substantially all of the Company’s and the Co-Borrowers’ owned real property and tangible and intangible assets other than the ABL Priority Collateral, including all of the Co-Borrowers’ outstanding capital stock, subject to certain exceptions and permitted liens (the “Notes Priority Collateral”).

The ABL Facility contains covenants that, among other things, restrict the Company’s and Co-Borrowers’ ability to:

•                  modify and/or incur additional debt, pay dividends and make distributions;

•                  make certain investments and acquisitions, repurchase equity interests and prepay certain indebtedness;

•                  create liens;

•                  enter into agreements with affiliates;

•                  modify the nature of their business;

•                  transfer and sell material assets and merge or consolidate; and

•                  require monthly (or under certain circumstances, weekly) delivery of borrowing base certificates.

The ABL Facility provides for customary events of default. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding obligations under the ABL Facility will become due and payable immediately without further action or notice. If any other event of default under the ABL Facility occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the lenders holding a majority of obligations outstanding under the ABL Facility, among other things, declare all outstanding amounts under the ABL Facility due and payable.

A copy of the ABL Facility is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

The Notes

The Notes were issued pursuant to an Indenture, dated July 29, 2010 (the “Indenture”), by and among the Company, its domestic subsidiaries (the “Guarantors”), Wilmington Trust FSB, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas as notes priority collateral agent (the “Notes Priority Collateral Agent”), registrar and paying agent.  Under the terms of the Indenture, the Notes bear interest at a rate of 9.5% per year and mature on August 1, 2018.

The Notes are guaranteed by the Guarantors, and the Notes and the related guarantees are secured by first priority liens on the Notes Priority Collateral and second priority liens on the ABL Priority Collateral.

The Indenture contains covenants that restrict the Company’s and the Guarantors’ ability to, among other things:

•                  incur or guarantee additional indebtedness;

•                  pay dividends, make certain investments or other restricted payments;

•                  create liens;

•                  enter into affiliate transactions;

•                  merge or consolidate, or otherwise dispose of all or substantially all of the Company’s and the Guarantors’ assets; and

•                  transfer or sell assets.

The Indenture provides for customary events of default. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Registration Rights Agreement

In connection with the sale of the Notes, the Company and the Guarantors entered into a registration rights agreement, dated July 29, 2010 (the “Registration Rights Agreement”), under which they agreed, pursuant to the terms and conditions set forth therein, to make an offer to exchange the Notes and the related guarantees for registered notes and guarantees that have substantially identical terms to the Notes and the related guarantees, but are free of transfer restrictions, and in certain limited circumstances, to file a shelf registration statement that would allow certain holders of Notes to register and resell their respective Notes without restriction. A copy of the Registration Rights Agreement is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Intercreditor Agreement

In connection with the Refinancing, the Security Agent and the Notes Priority Collateral Agent under the Indenture entered into an intercreditor agreement, dated July 29, 2010 (the “Intercreditor Agreement”), which was acknowledged by the Company and the Guarantors.  The Intercreditor Agreement governs the relative priorities (and certain other rights) of the lenders under the ABL Facility and the holders of the Notes in respect of the ABL Priority Collateral and the Notes Priority Collateral.  A copy of the Intercreditor Agreement is filed as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

The foregoing descriptions are qualified in their entirety by the exhibits incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Existing Credit Agreement

The Company used borrowings under the ABL Facility, proceeds from the sale of the Notes and cash on hand, to consummate the Refinancing.  In connection with the Refinancing, the Company paid all amounts (including fees) due under its Fifth Amended and Restated Credit Agreement, dated February 26, 2010 (the “Existing Credit Agreement”), by and among the Company, Accuride Canada Inc., the Guarantors, the banks, financial institutions and other institutional lenders party thereto, Deutsche Bank Trust Americas, as administrative agent, and the other agents and lenders party thereto.  Effective as of July 29, 2010, the Existing Credit Agreement was terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangements of a Registrant.

ABL Facility

The information provided in Item 1.01 under “The ABL Facility” is incorporated by reference into this Section 2.03.

Notes

The information provided in Item 1.01 under “The Notes” is incorporated by reference into this Item 2.03.

The foregoing descriptions are qualified in their entirety by the exhibits incorporated by reference herein.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2010, the Company’s Board of Directors (the “Board”) revised the compensation structure for the Company’s non-employee directors.  Effective as of March 1, 2010, the Company’s director compensation structure is as follows:

•	Each non-employee director will receive an annual cash retainer of $60,000;

•	Each non-employee director will receive an annual grant of restricted stock units (“RSUs”) valued at $60,000 and vesting on the first anniversary of the grant date (each an “Annual RSU Grant”);

•	The Board’s Lead Independent Director will receive a $20,000 annual cash retainer in addition to the non-employee director fees outlined herein; and

•	The non-employee director chairpersons of Board committees will receive the following annual retainers in addition to the non-employee director fees outlined herein:

•      Audit Committee Chairperson - $15,000 annual retainer;

•      Compensation Committee Chairperson - $7,500 annual retainer; and

•      Nominating Committee Chairperson - $7,500 annual retainer.

In making the Annual RSU Grant for 2010, the Board directed that each non-employee director be awarded a grant of 43,479 RSUs, which will vest on March 1, 2011.  In addition, the Board also made a one-time grant of 36,232 RSUs to each non-employee director, of which one hundred percent will vest on March 1, 2014.  Each of the Annual RSU Grants and the one-time grants referenced in this paragraph (i) are subject to the Company filing a Form S-8 registration statement registering the underlying shares, (ii) will be made outside of any incentive award plan and (iii) will be awarded using the same Form of Restricted Stock Unit Agreement previously filed as an exhibit to the Company’s Form 10-Q filed on May 17, 2010 with the vesting schedule conformed to the vesting provisions noted above.

Pursuant to the terms of his employment agreement, which was previously filed May 17, 2010 as an exhibit to the Company’s Form 10-Q, William M. Lasky, the Company’s Chairman and Interim President and Chief Executive Officer, will receive normal director fees and equity grants, including the fees and equity grants outlined above.

Item 7.01 Regulation FD Disclosure.

This information is furnished pursuant to Item 7.01 of this Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the Company specifically incorporates it by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act.  By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

In a press release issued on July 29, 2010, the Company announced the closing of the Refinancing. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

4.1                                 Indenture, dated July 29, 2010

4.2                                 Form of Note (included in Exhibit 4.1)

4.3                                 Registration Rights Agreement, dated July 29, 2010

4.4                                 Intercreditor Agreement, dated July 29, 2010

10.1                           ABL Facility, dated July 29, 2010

99.1                           Press Release dated July 29, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION
Date:	August 2, 2010	/s/ Stephen A. Martin
Stephen A. Martin
Vice President / General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated July 29, 2010
4.2	Form of Note (included in Exhibit 4.1)
4.3	Registration Rights Agreement, dated July 29, 2010
4.4	Intercreditor Agreement, dated July 29, 2010
10.1	ABL Facility, dated July 29, 2010
99.1	Press Release dated July 29, 2010.